    As filed with the Securities and Exchange Commission on August 20, 2001

       -------------------------------------------------------------------
       -------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              eFoodSafety.com, Inc.
                 (Name of Small Business Issuer in its charter)

      Nevada                        2870                       62-1772151
   (State of Incorporation) (Primary Standard Industrial (I.R.S. Employer ID.)
                               Classification No.)

                            350 West Caldwell Avenue
                                Visalia, CA 93277
                              (559) 741-2065 Phone
                               (559) 741-2066 Fax
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                            Patricia Ross, President
                              eFoodSafety.com, Inc.
                            350 West Caldwell Avenue
                                Visalia, CA 93277

                               Michael J. Daniels
                            3350 Durango, Suite 1016
                             Las Vegas, Nevada 89129
                                 (727) 384-1330
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                          Daniels, McGowan & Associates
                        1201 Allen Market Lane, Suite 200
                               St. Louis, MO 63104
                            Richard E. Daniels, Esq.
                               314-621-2728 Phone
                                314-621-3388 Fax

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

Title of Each             Dollar                 Proposed              Proposed
Class of                  Amount                 Maximum               Maximum                 Amount of
Securities to             to be                  Price                 Aggregate               Registration
be Registered             Registered             Per Share             Price                   Fee
Common Stock               12,540,000             $.003                 $37,620*                $13
$0.0005 par value


* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

                              EFOODSAFETY.COM, INC.
                              CROSS REFERENCE SHEET


ITEM NUMBER IN FORM SB-2 AND TITLE OF ITEM                   LOCATION IN PROSPECTUS
PROSPECTUS
Item 1.  Front of Registration Statement and
                 Outside Front Cover of Prospectus           Cover Page
Item 2.  Inside Front and Outside Back Cover
              Pages of Prospectus                            Inside Front and Outside Cover
                                                             Pages of  Prospectus
Item 3.  Summary Information and Risk Factors                Prospectus Summary; The Company;
                                                             Risk Factors
Item 4.  Use of Proceeds                                     Use of Proceeds
Item 5.  Determination of Offering Price                     Determination of Re-sale Price
Item 6.  Dilution                                            Not Applicable
Item 7.  Selling Shareholders                                Selling Shareholders
Item 8.  Plan of Distribution                                Plan of Distribution
Item 9.  Legal Proceedings                                   Legal Proceedings
Item 10. Directors, Executive Officers,
              Promoters and Control Persons                  Management
Item 11. Security Ownership of Certain Beneficial
              Owners and Management                          Management-Principal Shareholders
Item 12. Description of Securities                           Description of Securities
Item 13. Interest of Named Experts and Counsel               Interest of Named Experts and Counsel
Item 14. Disclosure of Commission Position on
         Indemnification                                     Indemnification of Officers and Directors
Item 15. Organization Within Last Five Years                 Description of Business and Plan of Operation
Item 16. Description of Business                             Description of Business and Plan of Operation
Item 17. Management's Discussion and Analysis or
         Plan of Operation                                   Description of Business and Plan of Operation
Item 18. Description of Property.                            Description of Property
Item 19. Certain Relationships and
         Related Transactions                                Certain Relationships and Related Transactions
Item 20. Market for Common Equity and Related                Plan of Distribution; Shares Eligible for Future
              Stockholder Matters                            Use
Item 21. Executive Compensation                              Management, Executive Compensation
Item 22. Financial Statements                                Financial Statements
Item 23. Changes In and Disagreements
         With Accountants on Accounting
         and Financial Disclosure                            Not Applicable

PART II
Item 24. Indemnification of Directors and Officers           Indemnification of Directors and Officers
Item 25. Other Expenses of Issuance and Distribution         Other Expenses of Issuance and Distribution
Item 26. Recent Sales of Unregistered Securities             Recent Sales of Unregistered Securities


                                       3


Item 27. Exhibits                                            Exhibits
Item 28. Undertakings                                        Undertakings

                   SUBJECT TO COMPLETION, DATED AUGUST , 2001

PROSPECTUS

                              EFOODSAFETY.COM, INC.

                        12,540,000 SHARES OF COMMON STOCK

      This prospectus covers the resale, from time to time, of up to 12,540,000 shares of common stock of eFoodSafety.com, Inc. ("eFood") in the over-the-counter market, at prevailing market prices, at negotiated prices, or otherwise.

      eFood will not be receiving any of the proceeds from the sale of the shares by selling shareholders, but will bear all of the expenses of the registration of the shares.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

      Our common stock is not currently listed or quoted on any quotation medium.

                              -----------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE ARE NOT ALLOWED TO SELL THE COMMON STOCK OFFERED BY THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT WE HAVE FILED WITH THE SEC BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL OUR STOCK NOR DOES IT SOLICIT OFFERS TO BUY OUR STOCK IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

The date of this Prospectus is August , 2001.

                                TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----
Prospectus Summary                                                                                        3
Risk Factors                                                                                              5
Forward-Looking Statements                                                                                7
Use of Proceed                                                                                            8
Determination of Re-Sale Price                                                                            8
Selling Shareholders                                                                                      8
Plan of Distribution                                                                                      9
Legal Proceedings                                                                                         10
Management 12
Executive Compensation                                                                                    12
Principal Shareholders                                                                                    13
Description of Securities                                                                                 13
Shares Eligible for Future Sale                                                                           14
Description of Business and Plan of Operation                                                             14
Description of Property                                                                                   17
Interest of Named Experts and Counsel                                                                     17
Transfer Agent and Registrar                                                                              17
Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities                                                 17
Certain Relationships and Related Transactions                                                            18
Additional Information                                                                                    20


      Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this re-sale, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the securities described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by eFood. Neither the delivery of this prospectus nor any [re-sale] made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of eFood since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

IN THIS PROSPECTUS, REFERENCES TO THE "COMPANY", "EFOOD", "WE", "US", AND "OUR" REFER TO EFOODSAFETY.COM, INC.

                               PROSPECTUS SUMMARY

      The following summary does not contain all the information that may be important to you. You should read this entire prospectus carefully, especially "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus, before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements that are based upon the beliefs of our management, but involve risks and uncertainties. Our actual results or experience could differ significantly from the results discussed in the forward-looking statements.

                                   THE COMPANY

      We were incorporated in Nevada on October 28, 1996 to wholesale products to businesses; and via the Internet to businesses and the general public where applicable. While developing the business, a merger with Global Procurement Systems was completed and a name change to eFoodSafety.com, Inc. was accomplished. Upon the merger, Ms. Patricia Ross assumed the official duties as President of the corporation and brought the corporation on its present path of providing sanitation services and products in the fruit and vegetable market worldwide. [Providing the initial efficacy of reduction or elimination of microbial pathogens on fruit and vegetables, or the residual efficacy of maintaining the sanitation level for up to 30 days from treatment with no alteration in quality, allows the company to be the absolute leader. Through strategic alliances, the company has developed a broad range of products and services. These include the initial packinghouse/distribution point Food Safety System utilizing processes from chlorination (including Food Safe 2600 surfactant) to ozone to electronic pasteurization. Products in truck and van sanitation for transport as well as sanitization of machines used have been developed. The development of these highly specialized and leading edge products have positioned this venture at the cutting edge of both technology and worldwide distribution through normal channels as well as the Internet.]

                               COVERED SECURITIES

      We previously issued 29,335,000 shares of our common stock. This prospectus covers any resale of the following shares.

      Common Stock Registered for Resale                                                     12,540,000

      Common Stock Outstanding prior to the Offering                                         29,335,000
      Common Stock Outstanding after the Offering                                            29,335,000

                            SELECTED FINANCIAL DATA

      These are derived from the company's Financial Statements, which have been audited by the our independent auditors, included elsewhere in this prospectus, and include all adjustments that management considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

      The following selected financial date should be read in conjunction with "Management's Discussion and Analysis of the Financial Condition and Plan of Operations," and the Financial Statements,


STATEMENT OF OPERATIONS DATA: (AUDITED)


                                             For the year ended
                                                   April 30,
                                        ---------------------------
                                          2001             2000
                                        ----------     ------------
Revenues:                               $    -         $         -

Expenses:                                 26,770                 -
                                        ----------     ------------

     Net Loss                           $(26,770       $         -
                                        ----------     ------------

Basic and Diluted Loss per share        $      -       $         -
                                        ----------     ------------

BALANCE SHEET DATA: (AUDITED)


                                 April 30, 2001
                                 --------------
Working Capital                   $          -
Total Assets                                 -
Long Term Debt                               -
Shareholders' equity                         -


                                  RISK FACTORS

      An investment in our common stock is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully before making any investment decisions with respect to purchasing our common stock. This prospectus contains, in addition to the lack of historical information, forward-looking statements that involve risks and uncertainties. eFood's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to such difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus.

(1) WE ARE A DEVELOPMENT STAGE COMPANY, WITH NO OPERATING HISTORY, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

      Our business has not shown a profit. Since we commenced operations in October of 1996, we have accumulated a negligible net loss through the present. Although we expect to be profitable for the calendar year ending December 31, 2001, we cannot assure that a year-end profit will be realized or that profitability will continue in the future. In addition, we are in poor financial condition from a lack of capital.

(2)  FINANCIAL RISK OF DEPENDENCE ON KEY PERSONNEL.

      The success of the company will depend to a great extent on Patricia Ross and her select management team. There is no assurance that these individuals will remain with the company due to the lack of employment contracts. If we lose our key personnel, our business may suffer. We depend substantially on the continued services and performance of our senior management and, in particular, their contacts and relationships, especially within the fresh fruit and vegetable industry.

(3)  RISK OF LOSS OF INVESTMENT DUE TO HIGHLY COMPETITIVE NATURE OF OUR
INDUSTRY.

      The market for sanitation products for fruits and vegetables is intensely competitive, and the specific niche the company is entering also carries with it a high degree of risk. eFood has no operating history or any revenues from operations. eFood has no significant assets or financial resources. eFood has operated at a loss and will continue to do so for some time or at least until the company has obtained financing and can fully execute its business plan.

      We are smaller than our national competitors, and consequently lack the financial resources to enter new markets or increase existing market share. In fact, we compete with several companies that specialize in the $5 billion dollar fruit and vegetable sanitation market. Most of these companies have longer histories, greater name recognition, and more financial resources than we do.

(4) RISK OF LIQUIDITY, AS THERE IS NO PUBLIC MARKET FOR OUR SHARES, AND NO ASSURANCE OF A PUBLIC TRADING MARKET DEVELOPING OR OF NASDAQ INCLUSION.

     Purchasers of these shares are at risk of no liquidity for their investment.

      Prior to this offering, there has been no established trading market for our securities, and there is no assurance that a regular trading market for the securities will develop after completion of this offering. If a trading market does develop for the securities offered hereby, there can be no assurance that it will be sustained.

      The Nasdaq Listing Qualifications Committee has not yet approved our common stock, however we have plans, upon the completion of this offering, to complete a proposed Initial Public Offering and then comply with Nasdaq's usual listing procedures. If for any reason the securities are not eligible for continued listing on NASDAQ, or a public trading market for the securities does not develop, purchasers of the securities may have difficulty selling their securities. In order to qualify for listing on Nasdaq, a company must, among other things, have at least $2,000,000 in total assets and $1,000,000 in total capital and surplus, a public float of a least 100,000 shares having a market value of least $200,000, and a minimum bid price of $1 per share, which minimum bid price requirement is waived if the Company maintains at least $2,000,000 in total capital and surplus and $1,000,000 in market value of its public float. If we are found able to satisfy the requirements for continued listing on Nasdaq, of which there can be no assurance, the common stock offered hereby would be quoted in the over-the-counter market in the National Quotation Bureau ("NQB") "Pink Sheets" or on the National Association of Securities Dealers ("NASD") OTC Electronic Bulletin Board under the same symbols.

      In the event that, at some time in the future, the securities are no longer over the Nasdaq, it is anticipated that the common stock will be quoted in the National Quotation Bureau ("NQB") "Pink Sheets" or on the NASD OTC Electronic Bulletin Board, a NASD sponsored and operated inter-dealer automated quotation system for equity securities not quoted on Nasdaq. In such event, the prices and liquidity of the securities could be adversely affected and the trading of the securities could be subject to the so-called "penny stock" rules. See "Risk of low-priced Securities." Further, the de-listing of the securities may cause us to experience difficulty in raising additional capital and may result in a loss of coverage of the securities by brokers and financial press. The NASD OTC Bulletin Board was introduced in 1993 as an alternative to the "Pink Sheets" trading of over-the-counter securities. There can be no assurance that the NASD OTC Electronic Bulletin Board will be recognized as an alternative to quotation on the Nasdaq or in the "Pink Sheets."

(5)   RISK DUE TO POSSIBILITY OF HIGHLY VOLATILE STOCK PRICE.

      Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other Internet or produce and procurement oriented companies, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for produce and procurement companies in particular, has experienced extreme price and volume fluctuations which have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, results of operations, and financial condition.

(6)  RISK OF LOW-PRICED SECURITIES

      The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" as any equity security that has a market price of less than $5.00 per share and that is not traded on a national stock exchange, NASDAQ or the NASDAQ National Market System. Now, or sometime in the future, penny stocks could be removed from NASDAQ or the NASDAQ National Market System or the securities may become subject to rules of the Commission that impose additional sales practice requirements on broker-dealers effecting transactions in penny stocks. In most instances, unless the purchaser is either
(i) an institutional accredited investor, (ii) the issuer, (iii) a director, officer, general partner or beneficial owner of more than five percent (5 %) of any class of equity security of the issuer of the stock that is the subject of the transaction, or (iv) an established customer of the broker-dealer, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, on any transaction involving a penny stock, the rules of the Commission require, among other things, the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market and the risks associated with investing in penny stocks. The broker dealer also must disclose the commissions payable to both the broker-dealer and registered representative and current quotations for the securities. Finally, among other requirements, monthly statements must be sent to the purchaser of the penny stock disclosing recent price information for the penny stock held in the purchaser's account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the securities and may affect the ability of purchasers in this Offering to sell the securities in the secondary market.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the Internet and food safety and sanitation industries, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

      (A) an abrupt economic change resulting in an unexpected downturn in demand;

      (B) governmental restrictions or excessive taxes on imports and exports;

      (C) over-abundance of products and services related to the produce and procurement industries;

      (D) economic resources to support the retail and wholesale promotion of new products and services;

      (E) expansion plans, access to potential clients and advances in technology; and

      (F) lack of working capital that could hinder the promotion and distribution of products and services to a broader based wholesale population.

                                 USE OF PROCEEDS

      The principal purpose of this registration is to create a more liquid public market for eFood's common stock. Upon the effectiveness of this registration statement, a portion of eFood's outstanding shares of common stock will be eligible for resale under the Securities Act. While eFood will bear the expenses of the registration of the shares, eFood will not realize any proceeds from any actual resale of the shares that might occur in the future. The selling shareholders will receive all proceeds from any resale.

                         DETERMINATION OF RE-SALE PRICE

      This is not an offering of securities, but a registration of existing shares of common stock held by selling shareholders. Therefore, there is no offering price. The re-sales of shares, if any, will take place at then current market prices or, in the absence of an established market, at negotiated prices; or both.

      Our business is subject to compliance with various government regulations. We are subject to regulation by numerous governmental agencies, the most active of which is the Securities and Exchange Commission (the "SEC"), which will regulate our status as a fully reporting company.

                              SELLING SHAREHOLDERS

      The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom eFood is registering shares for resale to the public. The shares listed in the table were issued to eFoodSafety.com, Inc. for cash at $0.0005 (par value) per share. There are no known relationships between any of the shareholders, or eFood's management.


                                    Method of           Original              Shares             Maximum No.
                                      Date of          Issuance             Beneficially         of Shares to be
           Name of                    Original        (i.e. purchase       Owned Prior to        Sold Pursuant to
         Security Holder               Issue           gift, etc.)           Registration        this Prospectus
Regency Financial
Services, Ltd.                     10-09-00            purchase               2,347,500            2,347,500
Berkshire Capital
Management Co. Inc.                10-09-00            purchase               2,292,500            2,292,500
Michael A. Patterson               10-09-00            purchase                 150,000              150,000
Interwest Association,
Inc.                               10-09-00            purchase                 150,000              150,000
Gina Della Femina                  10-09-00            purchase                 100,000              100,000
Steven A. Sanders                  10-09-00            purchase                 100,000              100,000


                                       8



Laurence and Elisabeth
Paredes                            10-09-00            purchase                  15,000               15,000
Ronald Sparkman                    10-09-00            purchase               2,040,000            2,040,000
Stone Castle Keep, Inc.            10-09-00            purchase               2,040,000            2,040,000
John M. Peragine                   10-09-00            purchase                 525,000              525,000
James Mylock, Jr                   10-09-00            purchase                 525,000              525,000
Andreas Lintzeris                  10-09-00            purchase                 525,000              525,000
Jon Callahan                       10-09-00            purchase                 525,000              525,000
Daniel Grieco                      10-09-00            purchase                  10,000               10,000
Amanda E. Johnson                  10-09-00            purchase                 525,000              525,000
Milton Irizarry                    10-09-00            purchase                 525,000              525,000
John C. Sypek                      10-09-00            purchase                  25,000               25,000
Diane J. Harrison                  10-09-00            purchase                     500                  500
William B. Harrison, II            10-09-00            purchase                     500                  500
Norman Davis                       10-09-00            purchase                     500                  500
Sheryl Cerasani                    10-09-00            purchase                     500                  500
Eileen Daniels                     10-09-00            purchase                     500                  500
Daniel Terzo                       10-09-00            purchase                     500                  500
Lynnette Sparks                    10-09-00            purchase                     500                  500
Debra Lynn Hensen                  10-09-00            purchase                     500                  500
Sandra Taunton                     10-09-00            purchase                     500                  500
Wilma J. & William B
Harrison                           10-09-00            purchase                     500                  500
Donald & Cathy
Hejmanowski                        10-09-00            purchase                     500                  500
Arthur Rigsby                      10-09-00            purchase                     500                  500
Michael J. Daniels                 10-09-00            purchase                 114,000              114,000


      All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

                              PLAN OF DISTRIBUTION

      To our knowledge, none of the selling shareholders has made any arrangement with any brokerage firm for the sale of the shares. The selling shareholders have advised us that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of sale.

      Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      eFood has not registered its shares for resale under the securities or "blue sky" laws of any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state "blue sky" restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of eFood's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify eFood's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of development stage issuers.

                                LEGAL PROCEEDINGS

      We are not a party to any legal proceedings.

                                   MANAGEMENT

      We currently have no paid full time employees. The management team, consisting of the following individuals, is conducting the business of the company:


                       NAME                            POSITION                                 AGE
                 Patricia Ross              President/Treasurer/Director                         60
                 Clarence W. Karney         CEO/Secretary/Director                               60
                 Lindsey Lee                CFO                                                  42
                 Scott McFee                VP Operations/Director                               43
                 Raymond Klocke             Director                                             58
                 Thomas Gunn                Director                                             63

        There are no family relationships among the officers and directors.

        PATRICIA ROSS, PRESIDENT, TREASURER, AND DIRECTOR, was president of Prime World Travel, Inc., a full service travel agency in Phoenix, Ariz., from May 1995 to September 2000. From November 2000 to the present, she has been a Managing Account Representative in the Executive Travel Department of American Express. From April 1999 through September 1999, Ms. Ross also served as Vice President of Food Safety Systems, a food processing company and the "predecessor" to eFood. Diversified Funds, a publicly traded holding company, acquired Food Safety Systems in the summer of 1999.

       Ms. Ross has served eFood as a director for one year of a three-year term. She has been selected as one of the ten most influential women in the transportation and travel industry and honored as one of the 100 most influential women in Arizona. She was elected the first woman president of the Chamber of Commerce in Arizona, selected to represent Arizona at the White House Conference for Small Business, and is currently a Trustee on the Board of Directors for the Arizona Small Business Association.

      CLARENCE W. KARNEY, CEO, SECRETARY, AND DIRECTOR, founded Karney & Associates, a consulting firm, in 1984 and spent seventeen years building it into a leader in the operations and inspections of fresh Fruit and vegetables from Central America. He is presently acting president of that firm, which is located in Visalia, California. Previously, Mr. Karney spent over nineteen years with the Federal Government Departments of Defense and the USDA. Mr. Karney is currently a member of the United Fresh Fruit and Vegetable Association, Western Growers Association, Institute of Food Technologists, International Food Processors, Fresh Cut Produce Association, and the Produce Marketing Association. He has also served one year of a three-year term as a director of eFood.

      A personal bankruptcy petition was filed by Mr. Karney on October 25, 2000, and was discharged on February 1, 2001.

      LINDSEY LEE, CFO, was a founding partner in Bond, Taylor and Lee, LLP, and for the past five years has been practicing as a licensed attorney, CPA, and Chartered Financial Analyst. Mr. Lee previously held positions with Arthur Andersen and Kenneth Leventhal & Company.

      SCOTT MCFEE, Director, from September 1993 through March 2001, held positions in various operational, distribution and production capacities with Del Monte Fresh Produce. In his most recent position he was General Manager for Production and Distribution for Del Monte in Sanger, California, a 250,000 square foot packing and cooling facility. As G.M., Mr. McFee was responsible for a budget of approximately $14 million per year and 230 employees. Prior to Del Monte, Mr. McFee was employed at Sea-Land Service for seven years in various supervisory and advisory positions. Since March 2001 he has been Vice President of Programming for American Ships in Tampa, Florida. American Ships is a steamship/freight company with vessels that import and export container and break-bulk shipments of produce, dry good, steel, etc. Mr. McFee has served as a director of eFood for one year of a three-year term.

      RAYMOND KLOCKE, Director, was Vice-President of Safeway from 1991 until November, 1998. Since that time he has served as president of his own consulting firm, Klocke Advantage, which specializes in services to the produce and procurement industries. Prior to Safeway, Mr. Klocke was Vice-President of Merchandising and Procurement for the Kroger Company in Cincinnati, Ohio. During his twenty-six years at Kroger, he was held accountable for the procurement of over two billion pounds of fresh produce and sales of $85 million while providing leadership to fourteen divisions within the company. Mr. Klocke is a professional speaker at seminars relating to the produce industry, and has held posts as Chairman of the United Way and President of the Produce Marketing Association. Mr.Klocke has served one year of a three-year term as an eFood director.

      THOMAS GUNN, Director, is a former Chairman and Chief Executive Officer of Adidas Southwest and a former President of Stroh's Beer of Dallas. He is currently an Advisory Board member for the Republic Bank of Dallas and a board member of Neuhoff Packing Company. Mr. Gunn has for the past ten years been Executive Director of the Arizona Small Business Association and is a founder of the Arizona Forum. He has served one year of a three-year term as a director of eFood Safety.

                             EXECUTIVE COMPENSATION

      No compensation is currently being paid by the company to any of the executives. It is possible that upon completion of equity financing a compensation package will be developed, however there is no time frame for the foreseeable future. The board of directors will determine compensation of executives and shareholders of the company will not have the opportunity to vote on or approve such compensation. The board of directors will be developing a compensation package that will be within industry standards for executives similarly situated with other companies in the same industry.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to eFoodSafety.com, Inc. regarding beneficial ownership of eFood's common stock at October 16, 2000 and as adjusted to reflect the sale of the shares of common stock in this registration for re-sale by:

      o each person known by eFood to be the beneficial owner of more than 5% of eFood's common stock;

      o     each of eFood' s directors and executive officers; and

      o     all executive officers and directors as a group.

                                            Outstanding         Percentage
                                               Common           of shares
          Name and Address of               Stock Prior to     Beneficially
            Beneficial Owner                Registration        Owned (1)
     Berkshire Capital
     Management Co., Inc.
     670 White Plains Rd
     Suite 120
     Scarsdale, NY 10583                       2,292,500           7.81%

     Regency Financial Services,
     Ltd.
     670 White Plains Rd,
     Suite 120
     Scarsdale, NY 10583                       2,347,500               8%

     Ron Sparkman
     10616 Brown Fox Trail
     Littleton, CO 80125                       2,040,000          6.95%

     Stone Castle Keep, Inc.
     10616 Brown Fox Trail
     Littleton, CO 80125                       2,040,000          6.95%


                                       12



     Clarence W. Karney
     3244 Oakview Drive
     Visalia, CA 93277                         8,397,500          28.63%

     Patricia Ross
     350 West Caldwell Avenue
     Visalia, CA 93277                         8,397,500          28.63%

     All Officers and Directors as
     a group (4 in number)                    16,795,000          57.25%


     (1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own shares subject to options or warrants exercisable within 60 days of the date of this Prospectus, but shares subject to options or warrants owned by others (even if exercisable within 60 days) are deemed not to be outstanding.

                            DESCRIPTION OF SECURITIES

      The Articles of Incorporation authorize capital stock consisting of 50,000,000 shares of common stock, $0.0005 par value.

COMMON STOCK

      As of October 16, 2000, there were 29,335,000 shares of common stock issued and outstanding that were held of record by approximately 32 shareholders.

      Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of shareholders, except that, upon giving the notice required by law, shareholders may cumulate their votes in the election of directors. Holders do not have preemptive rights, so we may issue additional shares that may reduce each holder's voting and financial interest in our company. The right of holders of our common stock to receive dividends may be restricted by the terms of any shares of our preferred stock issued in the future. If we were to liquidate, dissolve, or wind up our affairs, holders of common stock would share proportionately in our assets that remain after payment of all of our debts and obligations and after any liquidation payments with respect to preferred stock.

PREFERRED STOCK

      There is no provision in the Articles of Incorporation for preferred stock at this time.

DIVIDENDS

      We have no plans to pay dividends at this time, and we do not expect to pay dividends on common stock anytime soon. Our board will decide on any future payment of dividends, depending on the results of operations, financial condition, capital requirements, and any other relevant factors.

      At present, there are no provisions in the by-laws that could delay a change in control of the company.

CONVERTIBLE NOTES

       There are no convertible notes outstanding at this time.

                         SHARES ELIGIBLE FOR FUTURE USE

      Upon the effectiveness of this registration statement, eFood will have 12,540,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

      Prior to this registration, no public trading market has existed for shares of eFood common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for eFood's common stock.

                  DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

      eFoodSafety.com, Inc., was incorporated in Nevada on October 28, 1996 as DJH International, Inc., to market products through the Internet. The founder saw the need for good products and services to be marketed traditionally and via the World Wide Web and sought opportunities through companies that had the ability to sell and deliver in a timely fashion.

      On October 2, 2000, the company declared a 6 to 1 stock split of its shares of common stock. Subsequently, on October 16, 2000, we entered into an agreement and plan of reorganization with Global Procurement Systems, Inc. whereby we acquired Global. As a result of the acquisition, we issued 16,795,000 shares of common stock in exchange for the outstanding shares of Global and changed our name to eFoodSafety.com, Inc. Upon the merger, Ms. Patricia Ross assumed the official duties as president and brought us to our present path toward providing sanitation services and products in the fruit and vegetable market worldwide.

      We have undergone no bankruptcy, receivership, or similar proceedings.

      We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it. At this time, we have completed a merger as per above, and have identified a specific business that we have targeted for operations. This plan of operation assumes that we will be able to raise the necessary funds, through equity and/or debt financing, to finance our food safety products and services business. We presently have no cash on hand and management serves without compensation.

      The company is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that we will be successful in raising the capital it requires through the sale of its common stock.

      We intend to enter the emerging industry of providing effective methods and products to ensure the safety of fruit and vegetables being marketed worldwide, which in 1997 was a $5 Billion market. To this end, we have developed a proprietary "Food Safety Program", for which we will seek an intellectual property patent.

      The U.S. Department of Agriculture has estimated that less than 2% of all fruits and vegetables are pathogen, or "germ", free, at the initial packing point, and less still are provided with a way to continue to eliminate the growth of pathogens during the distribution cycle. Recently, old methods of sanitation have resulted in illness and, in some cases, death of consumers of fresh fruit and vegetables as well as processed juices. Our research, covering the past two years and, along with our process development, costing $400,000 in funds contributed exclusively by management, has demonstrated that our Food Safe Program, utilizing chlorine in conjunction with Food Safe 2600 (our proprietary surfactant), ozone, or electronic pasteurization virtually eliminated all pathogens, including E. coli, Salmonella, and Listeria, at the packing house or distribution center.

      The Food Safety Program is a complete process that incorporates an application and monitoring system utilizing either existing or custom designed spray applications of Food Safe materials to fresh fruit and vegetables after the initial chlorine bath. The program continuously monitors water quality, Oxidation Reduction Potential (ORP), ph, chlorine concentration, and maintains continuous records in encrypted for that satisfies [HAACP] requirements.

      There is no up-front cost to the customer involved in the program. We supply machinery and materials. Charges for usage of the program are based on each unique situation and are determined on a case-by-case basis.

      The program uses common materials, as does the manufacture of equipment, so we have a multitude of vending sources from which to choose. In addition, we plan to market our products and services so as not to become dependent on any one customer; the industry is highly fragmented in any case.

      In addition to providing food sanitation services at the customer's facility, we intend to lease three of our own supply point/distribution facilities, beginning at Fresno, California, and extending to already identified sites at Mesa, Arizona, and Houston, Texas. These facilities will recondition, repack, cross dock, store drop, and Food Safe process all fresh fruits and vegetables for domestic & export customers. Produce will be marketed for our account under the name # 1 PATRIOT BRAND. Fresno can be producing revenue approximately 45 days following funding, and Mesa and Houston can be set up within 90 days.
We also plan to use the Mesa location as an equipment manufacturing facility.

      Targeted customer s will be, among others:

            o Pappas, Landry's, and Joe's Crab Shack restaurants, Hyatt, Hilton, Marriott and Holiday Inn hotels;

            o Kroger, Albertson's, Randall's, HEB, Whole Foods, Winn-Dixie, Wal-Mart, Tom Thumb, Brookshire Markets and Safeway grocery stores, and Grocers Supply;

            o All governmental agencies, DPSC troop issue, VA hospitals, state and local hospitals, correctional institutions, sports complexes, and Nasa procurement;

            o Burger King, Jack in the Box, Wendy's, Luby's, Pepsi Co., Disney, Kentucky Fried Chicken, and McDonalds food chains;

            o Cruise ship lines, Sysco, Watson Foods, 7-11, cargo ships, US Foodservice, and Alliliant.

      We will market all services, products, and produce from our off-line supply/distribution facilities through outside salesmen and through our web site, eFoodSafety.com.

      We also intend to provide information of produce FOBs worldwide, growing conditions, digital inspections of produce, and digital Internet appraisals for lending institutions and claims adjusters.

COMPETITION

       The on-line food-safe products and services marketplace is in its infancy, with no dominant business-to-business leader.

      The fresh fruits, vegetables, and produce industries are extremely competitive and have become highly fragmented over the years. Operators have been attempting to hold or increase market share through the development and operation of traditional sales and distribution outlets. We believe that on-line marketing will be effective, and that others will emulate our business model.

      There are presently, to the best of our knowledge, no companies that provide complete inspection services, processes, and equipment. There are, however, competitors that do provide partial food-safe programs.

      We will compete with many different companies regarding certain commodities in the marketplace including, but no limited to:

            o Dole, Castle & Cook, Del Monte, Baskovitch, Redi Pack, Grimmway Farms, Tony Vitrano, Fresh Express, T & A, Fresh America, Sysco, Wal-Mart, K Mart, Costco, Cub Stores, Super Value, Fresh Point, AmeriServ, Kraft, and Monarch Foods;

            o Safeway, Albertson's, Winn Dixie, Publix, Kroger, Food Lion, Stop & Shop, Wegman's, Giant Foods, Path Mart, Cash & Carry, and Raley's;

            o Burger King, Wendy's, McDonald's, In and Out Burger, Chili's, Subway, Hardee's, Jack-in-the-Box, White House, What-a-Burger, PepsiCo, Hyatt Hotels, Marriott Hotels, and Hilton Hotels.

            o Private inspection services such as McDonald's Inspections and FBI Inspections.

      The only licenses required will be a PACA (Perishable Agricultural Commodities Act) License and a State's License issued by the State Department in each state the company is conducting its business.

      Our president, Mr. Clarence Karney has three decades of experience in this industry, and the processes developed comply with all present governmental and industry standards. There are no applicable environmental laws that require compliance.

      The management team will consist of approximately ten officers and/or directors. Six supervisors will oversee the operations divisions at each distribution center. The employees at each facility will be contracted through local vendors.

                             DESCRIPTION OF PROPERTY

      We have office facilities and equipment that are provided at no charge until we are able to complete our first round of financing. Karney and Associates provides the space at Visalia, California.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      The law firm of Daniels, McGowan & Associates, c/o Richard E. Daniels, Esq., 1201 Allen Market Lane, Suite 200, St. Louis, Missouri 63104, telephone
(314) 621-2728, has been retained to advise the company regarding this filing.

      The audited financial statements of eFoodSafety.com, Inc. included in this Prospectus and elsewhere in the Registration Statement have been audited by Robison, Hill & Co., 1366 East Murray Holladay Road, Salt Lake City, Utah 84117, telephone (801) 272-8045, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance given upon their authority of said firm as experts in accounting and auditing.

                          TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001; telephone
(972) 788-4193.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 78(1 )(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a director, officer, or control person of the corporation, or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

      Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

      We are not obligated to indemnify the indemnitee with respect to (a) acts, omissions or transactions from which the indemnitee may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnitee and not by way of defense, except in certain situations, (c) proceedings instituted by the indemnitee to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or (d) violations of Section 16(b) of the Securities Exchange Act of 1934 or any similar statute.

      While not requiring the maintenance of directors' and officers' liability insurance, if there is such insurance, the indemnitee must be provided with the maximum coverage afforded to Directors, Officers, key employees, agents or fiduciaries, if indemnitee is a director, officer, key employee, agent or fiduciary, respectively. Any award of indemnification to an agent would come directly from our assets, thereby affecting a stockholder's investment.

      These indemnification provisions may be broad enough to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses) arising under the Securities Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      To the best of our knowledge there are no transactions involving any director, executive officer, any nominee for election as a director or officer or any security holder who is a beneficial owner or any member of the immediate family of the same.

                             ADDITIONAL INFORMATION

      This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933, as amended (which is referred to later as the "Securities Act"). This prospectus does not contain all of the information in the Registration Statement and its exhibits. Statements in this prospectus about any contract or other document are just summaries. You may be able to read the complete document as an exhibit to the Registration Statement.

      eFoodSafety.com, Inc., when it becomes a fully reporting company, will have to file reports under the Securities Exchange Act of 1934, as amended (which is referred to later as the "Exchange Act"). You may read and copy the Registration Statement and our report at the Securities and Exchange Commission's (which is referred to later as the "Commission") public reference rooms at 450 Fifth Street, N.W. Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048. (You may telephone the Commission's Public Reference Branch at 800-SEC-0330.) Our Registration Statement and reports will also be available on the Commission's Internet site at http ://www. sec.gov.

      We intend to furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm after the end of each fiscal year.

                              EFOODSAFETY.COM, INC.
                       (FORMERLY DJH INTERNATIONAL, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                             APRIL 30, 2001 AND 2000

                                   CONTENTS


                                                                      Page
                                                                      ----
Independent Auditor's Report...........................................F - 1

Balance Sheets
  April 30, 2001 and 2000..............................................F - 2

Statements of Operations for the
  Years Ended April 30, 2001 and 2000..................................F - 3

Statement of Stockholders' Equity
  Since October 28, 1996 (Inception) to April 30, 2001 ................F - 4

Statements of Cash Flows for the
  Years Ended April 30, 2001...........................................F - 6

Notes to Financial Statements..........................................F - 7

                          INDEPENDENT AUDITOR'S REPORT


eFoodSafety.com, Inc.
(Formerly DJH International, Inc.)
(A Development Stage Company)


         We have audited the accompanying balance sheets of eFoodSafety.com, Inc. (formerly DJH International, Inc.) (a development stage company) as of April 30, 2001 and 2000, and the related statements of operations and cash flows for the years ended April 30, 2001 and 2000, and the statement of stockholders' equity since October 28, 1996 (inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eFoodSafety.com, Inc. (formerly DJH International, Inc.) (a development stage company) as of April 30, 2001 and 2000, and the results of its operations and its cash flows for the years ended April 30, 2001 and 2000 in conformity with generally accepted accounting principles.

                                      Respectfully submitted



                                      /s/Robison, Hill & Co.
                                      ---------------------------------
                                      Certified Public Accountants

Salt Lake City, Utah
May 8, 2001

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                                                 April 30
                                                                                      ---------------------------
                                                                                        2001                2000
                                                                                      ----------        ---------
Assets                                                                                 $      -         $     -
                                                                                      ==========        =========
Liabilities                                                                            $      -         $     -
                                                                                      ----------        ---------
Stockholders' Equity:
  Common Stock, $.0005 Par Value
    Authorized 50,000,000 shares,
    Issued 29,335,000 at April 30, 2001,
    and 12,540,000 at April 30, 2000                                                      14,668          6,270
  Paid-In Capital                                                                         19,002            630
  Deficit Accumulated During the
    Development Stage                                                                    (33,670)        (6,900)
                                                                                      ----------        ---------
     Total Stockholders' Equity                                                               -               -
                                                                                      ----------        ---------
     Total Liabilities and
       Stockholders' Equity                                                            $      -         $     -
                                                                                      ==========        =========

The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS



                                                                                                     Cumulative
                                                                                                       since
                                                                                                    October 28,
                                                                     For the year                       1996
                                                                         ended                       inception
                                                                       April 30,                         of
                                                                   ------------------------------   development
                                                                       2001                2000        stage
                                                                   ------------        ----------   ------------
Revenues:                                                           $       -           $      -     $        -

Expenses:                                                              26,770                  -         33,670
                                                                   ------------        ----------   ------------
     Net Loss                                                       $ (26,770)          $      -     $  (33,670)
                                                                   ------------        ----------   ------------
Basic & Diluted loss per share                                      $       -           $      -
                                                                   ============        ==========


The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              SINCE OCTOBER 28, 1996 (INCEPTION) TO APRIL 30, 2001



                                                                                                                   Deficit
                                                                                                                 Accumulated
                                                                                                                    Since
                                                                                                               October 28, 1996
                                                               Common Stock                     Paid-In          Inception of
                                                     -------------------------------            Paid-In           Development
                                                         Shares            Par Value            Capital              Stage
                                                     ------------          ---------            ---------      -----------------
Balance at October 28, 1996 (inception)
                                                              -            $      -             $     -        $         -
October 29, 1996 Issuance of
  Stock for services                                  2,090,000               1,045               5,455                  -
Net Loss                                                      -                   -                   -             (6,500)
                                                     ------------          ---------            ---------      -----------------
Balance at April 30, 1997 as originally               2,090,000               1,045               5,455             (6,500)
reported

Retroactive adjustment for 6 to 1 stock              10,450,000               5,225              (5,225)                 -
split October 2, 2000

Restated Balance at April 30, 1997                   12,540,000               6,270                 230             (6,500)

Net Loss                                                      -                   -                   -                  -

Balance at April 30, 1998                            12,540,000               6,270                 230             (6,500)

Capital contributed by shareholder                            -                   -                 400                  -
Net Loss                                                      -                   -                   -               (400)

Balance at April 30, 1999                            12,540,000               6,270                 630             (6,900)


                                      F-4



Net Loss                                                      -                   -                   -                  -

Balance at April 30, 2000                            12,540,000              $6,270                $630           $(6,900)

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              SINCE OCTOBER 28, 1996 (INCEPTION) TO APRIL 30, 2001
                                   (continued)



                                                                                                              Deficit
                                                                                                            Accumulated
                                                                                                               Since
                                                                                                         October 28, 1996
                                                                                                           Inception of
                                                          Common Stock                    Paid-In           Development
                                                   Shares            Par Value            Capital              Stage
                                                   ------            ---------            -------        ----------------
Balance at April 30, 2000                            12,540,000              $6,270                $630            $(6,900)
October 16, 2000 Shares issued for                   16,795,000               8,398                   -                  -
Acquisition of Global Procurement

Capital contributed by shareholder                            -                   -              18,372                  -
Net Loss                                                      -                   -                   -           (26,770)
                                                    -----------      ---------------        ------------  -----------------
Balance at April 30, 2001                            29,335,000             $14,668             $19,002          $(33,670)



The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS



                                                                                           Cumulative
                                                                                              Since
                                                                 For the year              October 28,
                                                                    ended                     1996
                                                                  April 30,               Inception of
                                                         ------------------------------    Development
                                                              2001                2000        Stage
                                                         ---------------    -----------   ------------

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                   $    (26,770)      $      -       $(33,670)
                                                         ---------------    -----------   ------------
  Net Cash Used in operating activities                         (26,770)             -        (33,670)
                                                         ---------------    -----------   ------------
CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities                                                -              -              -
                                                         ---------------    -----------   ------------
CASH FLOWS FROM FINANCING
ACTIVITIES:
Issuance of Common Stock                                          8,398              -         14,668
Capital contributed by shareholder                               18,372              -         19,002
                                                         ---------------    -----------   ------------
Net Cash Provided by
  Financing Activities                                           26,770              -         33,670
                                                         ---------------    -----------   ------------
Net (Decrease) Increase in
  Cash and Cash Equivalents                                           -              -              -
Cash and Cash Equivalents
  at Beginning of Period                                              -              -              -
Cash and Cash Equivalents
                                                         ---------------    -----------   ------------
  at End of Period                                         $          -       $      -     $        -
                                                         ===============    ===========   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                $      -            $      -     $        -
  Franchise and income taxes                              $      -            $      -     $        -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
None

The accompanying notes are an integral part of these financial statements.


                              FOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for eFoodSafety.com, Inc. (formerly DJH International, Inc.) (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION AND BASIS OF PRESENTATION

         The Company was incorporated under the laws of the State of Nevada on October 28, 1996. Since October 28, 1996 the Company is in the development stage, and has not commenced planned principal operations.

NATURE OF BUSINESS

         The company has no products or services as of April 30, 2001. The Company was organized as a vehicle to provide methods and products to ensure the safety of fruits and vegetables being marketed worldwide.

CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

PERVASIVENESS OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
                                   (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share

         The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:


                                                                                       Per-Share
                                          Income                   Shares                Amount
                                       (Numerator)              (Denominator)

                                            For the year ended April 30, 2001
BASIC LOSS PER SHARE
Loss to common shareholders               $(26,770)              21,604,699                 $ -

                                            For the year ended April 30, 2000
BASIC LOSS PER SHARE
Loss to common shareholders               $      -               12,540,000                 $ -



         The effect of outstanding common stock equivalents would be anti-dilutive for April 30, 2001 and 2000 and are thus not considered.

CONCENTRATION OF CREDIT RISK

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
                                   (Continued)

NOTE 2 - INCOME TAXES

         As of April 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $33,000 that may be offset against future taxable income through 2020. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.
Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

         As of April 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

         On October 2, 2000, the Company declared a 6 to 1 stock split of its shares of common stock, par value $.0005 per share. As a result of the split, 10,450,000 shares were issued and Paid-In Capital was decreased by $5,225. All references in the accompanying financial statements to number of common shares and per-share amounts for 2001 and 2000 have been restated to reflect the stock split.

NOTE 6 - ACQUISITION

         On October 16, 2000, the Company entered into an agreement and plan of reorganization with Global Procurement Systems, Inc. ("GPS") whereby the Company acquired GPS. As a result of the acquisition, the Company issued 16,795,000 shares of common stock in exchange for the outstanding shares of GPS and changed its name to eFoodSafety.com, Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

      Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

               SEC Filing Fee                                     $          13*
               Printing Expenses                                  $       2,000*
               Accounting Fees and Expenses                       $       3,000*
               Legal Fees and Expenses                            $      15,000*
               Blue Sky Fees and Expenses                         $       5,000*
               Registrar and Transfer Agent Fees                  $         500
               Miscellaneous                                      $       1,000*
               Total                                                   $ 26,513

                   *ESTIMATED AMOUNTS


All expenses of the registration will be borne by eFood.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following securities of eFoodSafety.com, Inc. were issued by eFood within the past two (2) years and were not registered under the Securities Act of 1933. Upon incorporation there were 2,090,000 shares of common stock issued pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933, to company officers and directors. Pursuant to a Board resolution of the corporation a forward split of 6 to 1 was completed and a reorganization occurred on October 16, 2000 and an additional 27,245,000 shares were issued from treasury for due consideration from the merging corporation.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT NUMBER             DESCRIPTION
-------------              -----------
3.1                        Articles of Incorporation
3.2                        Corporate By-Laws
4.1                        Form of Common Stock Certificate
5.1                        Consent and Opinion of Counsel
23.1                       Consent of Robison, Hill & Co.
23.2                       Consent of Richard E. Daniels, Esq. (See 5.1)


ITEM 28. UNDERTAKINGS.

(a)       The undersigned Company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

                        I.    Include any prospectus required by Section I
                              (a)(3) of the Securities Act of 1933 (the
                              "Securities Act");

                        II. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

                        III. Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of eFood pursuant to the foregoing provisions, or otherwise, eFood has been advised that in the opinion of the Securities and Exchange

         Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by eFood of expenses incurred or paid by a Director, Officer or a controlling person of eFood in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, eFood will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Visalia, California, on August , 2001.


EFOODSAFETY.COM, INC.


BY:   /s/ Patricia Ross


Patricia Ross
President/Treasurer/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                   TITLE                               DATE


/s/ Patricia Ross                   President, Treasurer, Director            August 8,2001
--------------------------


/s/ Clarence W. Karney              CEO, Secretary. Director                  August 8,2001
--------------------------


/s/ Lindsey Lee                     Chief Financial Officer                   August 8,2001
--------------------------